Certified Copy 5/13/2026 2:32:35 PM Work Order Number: W2026051301406 Reference Number: 20265738878 Through Date: 5/13/2026 2:32:35 PM Corporate Name: Strive, Inc. The undersigned filing officer hereby certifies that the attached copies are true and exact  copies of all requested statements and related subsequent documentation filed with the   Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20265738847 Amended Certification of Stock Designation After Issuance of Class/Series - 05/13/2026 56       Certified By: Becky Skretta Certificate Number: B202605136680532 You may verify this certificate  online at  https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR  Nevada Secretary of State   FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA   OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

Filed in the Office of Secretary of State State Of Nevada Business Number E21638682022-8 Filing Number 20265738847 Filed On 5/13/2026 2:06:00 PM Number of Pages 56

Strive, Inc. Amended and Restated Certificate of Designation Variable Rate Series A Perpetual Preferred Stock May 13, 2026

Table of Contents

Page

Section 1.	Definitions.	1
Section 2.	Rules of Construction	11
Section 3.	The Perpetual Preferred Stock.	12
(a)	Designation; Par Value	12
(b)	Number of Authorized Shares	12
(c)	Additional Perpetual Preferred Stock	12
(d)	Form, Dating and Denominations.	13
(e)	Execution, Countersignature and Delivery	14
(f)	Method of Payment; Delay When Payment Date is Not a Business Day.	14
(g)	Transfer Agent, Registrar and Paying Agent.	15
(h)	Legends	16
(i)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.	16
(j)	Exchange and Cancellation of Perpetual Preferred Stock to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.	21
(k)	Status of Retired Shares	21
(l)	Replacement Certificates	21
(m)	Registered Holders; Certain Rights with Respect to Global Certificates	22
(n)	Cancellation	22
(o)	Shares Held by the Company or its Affiliates	22
(p)	Outstanding Shares.	23
(q)	Repurchases by the Company and its Subsidiaries	23
(r)	Notations and Exchanges	23
(s)	CUSIP and ISIN Numbers	24
Section 4.	Ranking	24
Section 5.	Regular Dividends.	24
(a)	Generally.	24
(b)	Notice of Deferral	26
(c)	Method of Payment	26
(d)	Treatment of Regular Dividends Upon Repurchase Upon Fundamental Change or Redemption	26
(e)	Priority of Dividends; Limitation on Junior and Parity Payments; No Participation Rights.	27
Section 6.	Rights upon Liquidation, Dissolution or Winding Up.	29
(a)	Generally	29
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	30
Section 7.	Right of the Company to Redeem the Perpetual Preferred Stock.	30
(a)	Optional Redemption	30
(b)	Clean-Up Redemption	30
(c)	Tax Redemption	31
(d)	Redemption Price	31
(e)	Redemption Date	31
(f)	Redemption Notice	31
(g)	Repurchases or Other Acquisitions Other Than by Redemption Not Affected	32

- i -

- ii - Section 8. Right of Holders to Require the Company to Repurchase Perpetual Preferred Stock upon a Fundamental Change. ...........................................................................32 (a) Fundamental Change Repurchase Right ....................................................................32 (b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions ............................................................32 (c) Fundamental Change Repurchase Date ......................................................................33 (d) Fundamental Change Repurchase Price .....................................................................33 (e) Fundamental Change Notice ......................................................................................33 (f) Procedures to Exercise the Fundamental Change Repurchase Right. ........................34 (g) Payment of the Fundamental Change Repurchase Price ............................................35 (h) Compliance with Applicable Securities Laws ............................................................35 (i) Third Party May Conduct Repurchase Offer in Lieu of the Company ......................36 Section 9. Voting Rights ..............................................................................................................36 (a) Right to Designate up to Two Preferred Stock Directors upon Regular Dividend Non-Payment Events. .................................................................................36 (b) Voting and Consent Rights with Respect to Specified Matters. ................................38 (c) Procedures for Voting and Consents. .........................................................................41 Section 10. No Preemptive Rights .................................................................................................42 Section 11. Calculations. ...............................................................................................................42 (a) Responsibility; Schedule of Calculations ...................................................................42 (b) Calculations Aggregated for Each Holder ..................................................................42 Section 12. No Sinking Fund Obligations .....................................................................................42 Section 13. Notices ........................................................................................................................42 Section 14. No Other Rights. .........................................................................................................43 Section 15. Effect of Amendment. .................................................................................................43 Exhibits Exhibit A: Form of Preferred Stock Certificate .......................................................................... A-1 Exhibit B: Form of Global Certificate Legend ............................................................................B-1

1 Strive, Inc. Amended and Restated Certificate of Designation of Variable Rate Series A Perpetual Preferred Stock This Certificate of Designation of the Variable Rate Series A Perpetual Preferred Stock of Strive, Inc., a Nevada corporation (the “Company”), is hereby amended and restated in its entirety, from and after the Amendment and Restatement Effective Date (as defined below), to read as set forth herein: WHEREAS, pursuant to its authority set forth in Section 9(b)(iii)(5) of the Original Certificate of Designation (as defined below), the Company may amend, modify or repeal any of the terms of the Perpetual Preferred Stock (as defined below) by amending the Original Certificate of Designation, without the consent of any Holder (as defined in the Original Certificate of Designation), that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder, as such, in any material respect (as determined by the Board of Directors (as defined below) in good faith); RESOLVED, that pursuant to Section 9(b)(iii)(5) of the Original Certificate of Designation, the Board of Directors has determined, in good faith, that the changes set forth in the Amended and Restated Certificate of Designation (to increase the frequency of dividend payments on the Perpetual Preferred Stock) do not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder of the Perpetual Preferred Stock in any material respect; RESOLVED FURTHER that the Amended and Restated Certificate of Designation is hereby (i) declared to be advisable and in the best interests of the Company and its stockholders and (ii) authorized, approved and adopted in all respects and for all purposes, including without limitation section 9(b)(iii)(5) of the Original Certificate of Designation and NRS 78.1955. Section 1. DEFINITIONS. “Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the Initial Issue Date. “Amendment and Restatement Effective Date” means June 15, 2026 at 12:01 a.m. Pacific Daylight Time. “Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended to date, and as the same may be further amended and/or restated. “Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

2 “Business Day” means any day other than a Saturday, a Sunday, any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, any day that is not a Trading Day, or any day that the Depositary is closed for business or providing limited settlement services. “Bylaws” means the Company’s Amended and Restated Bylaws, as the same may be further amended and/or restated. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Certificate of Designation” means this Amended and Restated Certificate of Designation of Variable Rate Series A Perpetual Preferred Stock, as further amended from time to time. “Class A Common Stock” means the class A common stock, $0.001 par value per share, of the Company. “Class B Common Stock” means the class B common stock, $0.001 par value per share, of the Company. “Clean-Up Redemption” has the meaning set forth in Section 7(b). “Close of Business” means 5:00 p.m., New York City time. “Company” has the meaning set forth in the preamble to this Certificate of Designation. “Compounded Dividends” has the meaning set forth in Section 5(a)(i). “Compounded Dividend Rate” has the meaning set forth in Section 5(a)(i). “Deferred Regular Dividend Payment Date” shall mean the date that is one (1) Trading Day after the sixtieth (60th) calendar day after a Monthly Dividend Compliance Date on or following a Regular Dividend Payment Date with respect to which the full amount of Regular Dividends has not been paid (or, if such Trading Day is not a Business Day, the next Business Day). “Deferred Regular Record Date” means the Business Day preceding the relevant Deferred Regular Dividend Payment Date. “Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of Perpetual Preferred Stock. “Depositary Participant” means any member of, or participant in, the Depositary. “Depositary Procedures” means, with respect to any transfer, exchange or other transaction involving a Global Certificate representing any Perpetual Preferred Stock, or any

3 beneficial interest in such certificate, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction. “Director Qualification Requirement” has the meaning set forth in Section 9(a)(i). “Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Class A Common Stock and the Class B Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries. “Dividend Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries. “Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries. “Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that represents any share(s) of Perpetual Preferred Stock. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Fundamental Change” means any of the following events: (a) either (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries; or (z) any Permitted Party), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common stock representing more than fifty percent (50%) of the voting power of all of the Company’s common stock; or (ii) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) its Wholly Owned Subsidiaries; or (y) any employee benefit plans of the Company or its Wholly Owned Subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Class A Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Class A Common Stock, provided that, solely for purposes of this clause (ii), none of the following will constitute beneficial ownership of the Company’s Class A Common Stock: (x) beneficial ownership of the Company’s Class B Common Stock; and (y) beneficial ownership by any Permitted Party of any of the Company’s Class A Common Stock issued upon conversion of the Company’s Class B Common Stock; or

4 (b) the consummation of: (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b). For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso), and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act. “Fundamental Change Notice” has the meaning set forth in Section 8(e). “Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c) for the repurchase of any Perpetual Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change. “Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii). “Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Perpetual Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d). “Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a). “Global Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii) that (a) represents any share(s) of Perpetual Preferred Stock; (b) subject to Section 3(d)(i)(2) is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Transfer Agent; and (c) is deposited with the Transfer Agent, as custodian for the Depositary (or, in the case of an Electronic Certificate, is otherwise admitted for book-entry settlement through the Depositary in accordance with the Depositary Procedures).

5 “Global Certificate Legend” means a legend substantially in the form set forth in Exhibit B. “Holder” means any person in whose name any Perpetual Preferred Stock is registered on the Registrar’s books. “Initial Issue Date” means November 10, 2025. “June 15, 2026 Dividend” has the meaning set forth in Section 5(a)(i). “Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock. “Last Reported Sale Price” per share of Perpetual Preferred Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Perpetual Preferred Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Perpetual Preferred Stock is then listed. If the Perpetual Preferred Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Perpetual Preferred Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Perpetual Preferred Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the mid-point of the last bid price and the last ask price per share of Perpetual Preferred Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of Perpetual Preferred Stock on such Trading Day determined by a nationally recognized independent investment banking firm the Company selects, which may be any of the Underwriters). “Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Perpetual Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Class A Common Stock and the Class B Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries. “Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Perpetual Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Perpetual Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries. “Liquidation Preference” initially means one hundred dollars ($100) per share of Perpetual Preferred Stock; provided, however, that, effective immediately after the Close of Business on each Business Day after the Initial Issue Date (and, if applicable, during the course of a Business Day on which any sale transaction to be settled by the issuance of Perpetual Preferred Stock is executed, from the exact time of the first such sale transaction during such Business Day until the Close of Business of such Business Day), the Liquidation Preference per share of

6 Perpetual Preferred Stock will be adjusted to be the greatest of (a) the Stated Amount per share of Perpetual Preferred Stock; (b) in the case of any Business Day with respect to which the Company has, on such Business Day, executed any sale transaction to be settled by the issuance of Perpetual Preferred Stock, an amount equal to the Last Reported Sale Price per share of Perpetual Preferred Stock on the Trading Day immediately before such Business Day; and (c) the arithmetic average of the Last Reported Sale Prices per share of Perpetual Preferred Stock for each Trading Day of the ten (10) consecutive Trading Days immediately preceding such Business Day, provided, however, that, if applicable, the reference in this clause (d) to ten (10) will be replaced by such lesser number of Trading Days as have elapsed during the period from, and including, the Initial Issue Date to, but excluding, such Business Day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which the Company executes any sale transaction to be settled by the issuance of Perpetual Preferred Stock (other than the Perpetual Preferred Stock initially issued on the Initial Issue Date), the Liquidation Preference per share of Perpetual Preferred Stock will be one hundred ten dollars ($110). Whenever this Certificate of Designation refers to the Liquidation Preference of the Perpetual Preferred Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Liquidation Preference immediately after the Close of Business on such date. For purposes of this definition, any reference to the Company’s execution of any sale transaction to be settled by the issuance of Perpetual Preferred Stock includes any resale of any shares of Perpetual Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired. “Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Perpetual Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries. “Market Disruption Event” means, with respect to the Perpetual Preferred Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Perpetual Preferred Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Perpetual Preferred Stock or in any options contracts or futures contracts relating to the Perpetual Preferred Stock. “Monthly Dividend Compliance Date” means (i) June 15, 2026 and (ii) subsequent to June 15, 2026, the final calendar day of each calendar month, with the first Monthly Dividend Compliance Date occurring after the Amendment and Restatement Effective Date being June 15, 2026 and the second Monthly Dividend Compliance Date occurring after the Amendment and Restatement Effective Date being June 30, 2026. “Monthly Dividend Period” means each period from, and including, the Business Day after a Monthly Dividend Compliance Date to, and including, the next Monthly Dividend Compliance Date. “Monthly Regular Dividend Rate Per Annum” means (a) with respect to the Monthly Dividend Period beginning on the Initial Issue Date, a rate per annum equal to twelve percent

7 (12.00%); and (b) with respect to each following Monthly Dividend Period (each such Monthly Dividend Period being referred to as the “Reference Monthly Dividend Period” for purposes of this definition), the Monthly Regular Dividend Rate Per Annum will be the Monthly Regular Dividend Rate Per Annum applicable to the immediately preceding Monthly Dividend Period, unless the Company elects, in its sole and absolute discretion, by providing notice of the same to Holders before the first Business Day of such Reference Monthly Dividend Period, a different Monthly Regular Dividend Rate Per Annum to apply to such Reference Monthly Dividend Period, provided such different Monthly Regular Dividend Rate Per Annum cannot be (i) negative; (ii) less than a rate per annum equal to the excess, if any, of (x) the Monthly Regular Dividend Rate Per Annum applicable to the Monthly Dividend Period immediately preceding such Reference Monthly Dividend Period, over (y) the sum of (A) twenty-five (25) basis points; and (B) the excess, if any, of (x) the Monthly SOFR Per Annum on the first Business Day of the Monthly Dividend Period immediately preceding such Reference Monthly Dividend Period, over (y) the minimum of the Monthly SOFR Per Annum rates that occur on the Business Days during the period from, and including, the first Business Day of the Monthly Dividend Period immediately preceding such Reference Monthly Dividend Period to, and including, the last Business Day of the Monthly Dividend Period immediately preceding such Reference Monthly Dividend Period; or (iii) less than the Monthly SOFR Per Annum as of the Business Day immediately before the date on which the Company provides such notice. Notwithstanding anything to the contrary, the Company will not be entitled to elect to reduce the Monthly Regular Dividend Rate Per Annum pursuant to clause (b) of the preceding sentence unless and until (x) three (3) months following the Initial Issue Date, or such earlier time as the arithmetic average of the last reported sale prices per share of Perpetual Preferred Stock for each Trading Day of twenty (20) consecutive Trading Days at any time during the three (3) months following the Initial Issue Date exceeds $100, (y) at the time the Company provides the notice referred to in such clause, all accumulated Regular Dividends, if any, on the Perpetual Preferred Stock then outstanding for all prior completed Monthly Dividend Periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designation, to pay such accumulated Regular Dividends, is set aside for the benefit of the Holders entitled thereto) and (z) the arithmetic average of the last reported sale prices per share of Perpetual Preferred Stock for each trading day during the immediately preceding Monthly Dividend Period is not less than $99 per share. For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a Monthly Dividend Period, then such Monthly Dividend Period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in this definition must set forth the applicable Monthly Regular Dividend Rate Per Annum and the Monthly Dividend Period to which it applies, and such notice will be deemed to have been duly sent if either (a) it is sent in compliance with the provisions described in Section 13; or (b) the information required to be included in such notice is (i) set forth in a press release issued through such national newswire service as the Company then uses or (ii) published through such other widely disseminated public medium as the Company then uses, including its website. “Monthly SOFR Per Annum” means, as of any Business Day, a rate per annum equal to the One-Month Term SOFR, as reflected on the related website of the administrator for term SOFR (which, as of November 5, 2025, is https://www.cmegroup.com/market-data/cme-group- benchmark-administration/term-sofr.html) (“One-Month Term SOFR”); provided, however, that if the One- Month Term SOFR ceases to be administered and published as determined by the Company in its sole discretion, then the Company will, in good faith and in a commercially

8 reasonable manner, identify a similar successor rate used in the market for floating rate securities, together, if applicable, with any adjustment thereto. “NRS” means the Nevada Revised Statutes, as amended from time to time and any successor statutes. “Number of Incremental Diluted Shares” means the increase in the number of diluted shares of the applicable class or series of Junior Stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the Initial Issue Date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of Junior Stock). “Officer” means, with respect to the Company, the Chairman, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, the Secretary, or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”). “Optional Redemption” has the meaning set forth in Section 7(a). “Original Certificate of Designation” means the Certificate of Designation of the Perpetual Preferred Stock, filed with the Nevada Secretary of State on November 10, 2025, as amended pursuant to the Certificate of Amendment to Designation filed with the Nevada Secretary of State on December 9, 2025. “Paying Agent” has the meaning set forth in Section 3(g)(i). “Permitted Party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Vivek Ramaswamy, The Ramaswamy 2021 Trust, Matthew Cole, LT&C LLC, Liberty Pier Foundation, Benjamin Bartley Pham, 2025-10 Investments LLC, Brian Logan Beirne and Anson Frericks. “Perpetual Preferred Stock” has the meaning set forth in Section 3(a). “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designation. “Physical Certificate” means any certificate (including an Electronic Certificate, subject to Section 3(d)(iii)) that (a) is not a Global Certificate; and (b) represents any share(s) of Perpetual Preferred Stock; and (c) subject to Section 3(d)(i)(2), is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent. “Preferred Stock Director” has the meaning set forth in Section 9(a)(i).

9 “Redemption” means, indistinctively, an Optional Redemption, Clean-Up Redemption or a Tax Redemption. “Redemption Date” means the date fixed, pursuant to Section 7(e), for the settlement of the repurchase of the Perpetual Preferred Stock by the Company pursuant to a Redemption. “Redemption Notice” has the meaning set forth in Section 7(f). “Redemption Notice Date” means, with respect to a Redemption of the Perpetual Preferred Stock, the date on which the Company provides the related Redemption Notice pursuant to Section 7(f). “Redemption Price” means the consideration payable by the Company to repurchase any Perpetual Preferred Stock upon its Redemption, calculated pursuant to Section 7(d). “Register” has the meaning set forth in Section 3(g)(ii). “Registrar” has the meaning set forth in Section 3(g)(i). A “Regular Dividend Non-Payment Event” will be deemed to occur upon the occurrence of either of the following events (in each case, subject to Section 5(a)): (a) if less than the full amount of accumulated and unpaid Regular Dividends on the shares of Perpetual Preferred Stock outstanding as of a Monthly Dividend Compliance Date have been declared and paid within sixty (60) days of the following Monthly Dividend Compliance Date in respect of each of twelve (12) or more consecutive Monthly Dividend Compliance Dates; or (b) if less than the full amount of accumulated and unpaid Regular Dividends on the shares of Perpetual Preferred Stock outstanding as of a Monthly Dividend Compliance Date have been declared and paid by the following Monthly Dividend Compliance Date in respect of each of twenty-four (24) or more consecutive Monthly Dividend Compliance Dates. A Regular Dividend Non-Payment Event that has occurred will be deemed to continue until such time when all accumulated and unpaid Regular Dividends on the outstanding Perpetual Preferred Stock have been paid in full, at which time such Regular Dividend Non-Payment Event will be deemed to be cured and cease to be continuing. For purposes of this definition, a Regular Dividend on the Perpetual Preferred Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the Holders entitled thereto. For the avoidance of doubt, the Regular Dividend Non- Payment Events set forth in clauses (i) and (ii) above are separate Regular Dividend Non-Payment Events, each providing for a separate right to appoint a Preferred Stock Director pursuant to Section 9(a). “Regular Dividend Payment Date” means, with respect to any share of Perpetual Preferred Stock, each Business Day of each Monthly Dividend Period. “Regular Dividends” has the meaning set forth in Section 5(a)(i). “Regular Record Date” means, with respect to any Regular Dividend Payment Date, the Business Day immediately preceding the Business Day on which such Regular Dividend Payment Date occurs.

10 “Repurchase Upon Fundamental Change” means the repurchase of any share of Perpetual Preferred Stock by the Company pursuant to Section 8. “Perpetual Preferred Stock” has the meaning set forth in Section 3(a). “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Share Agent” means the Transfer Agent or any Registrar or Paying Agent. “SOFR” means the secured overnight financing rate. “Stated Amount” means one hundred dollars ($100) per share of Perpetual Preferred Stock. “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. A “Tax Event” will be deemed to occur if the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of: (a) any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties; (b) an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation; (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any

11 legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or (d) a threatened challenge asserted in writing in connection with a tax audit of the Company or any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Perpetual Preferred Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after November 5, 2025, there is more than an insubstantial risk that any of the outstanding Perpetual Preferred Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision). “Tax Redemption” has the meaning set forth in Section 7(c). “Trading Day” means, with respect to the Perpetual Preferred Stock, any day on which (a) trading in the Perpetual Preferred Stock generally occurs on the principal U.S. national or regional securities exchange on which the Perpetual Preferred Stock is then listed or, if the Perpetual Preferred Stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Perpetual Preferred Stock is then traded; and (b) there is no Market Disruption Event. If the Perpetual Preferred Stock is not so listed or traded, then “Trading Day” with respect to the Perpetual Preferred Stock means a Business Day. “Transfer Agent” means VStock Transfer, LLC or its successor as provided in Section 3(g)(iii). “Underwriters” means Barclays Capital Inc., Cantor Fitzgerald & Co. and Clear Street LLC. “Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a) or Section 9(b), each class or series of outstanding Dividend Parity Stock or Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, Voting Parity Stock will not include any securities of the Company’s Subsidiaries. “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person. Section 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designation: (a) “or” is not exclusive; (b) “including” means “including without limitation”; (c) “will” expresses a command;

12 (d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (f) words in the singular include the plural, and words in the plural include the singular, unless the context requires otherwise; (g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designation as a whole and not to any particular Section or other subdivision of this Certificate of Designation, unless the context requires otherwise; (h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and (i) the exhibits, schedules and other attachments to this Certificate of Designation are deemed to form part of this Certificate of Designation. Section 3. THE PERPETUAL PREFERRED STOCK. (a) Designation; Par Value. A series of stock of the Company titled the “Variable Rate Series A Perpetual Preferred Stock” (the “Perpetual Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Perpetual Preferred Stock is $0.001 per share. (b) Number of Authorized Shares. The total authorized number of shares of Perpetual Preferred Stock is twenty million (20,000,000); provided, however, that, without the consent of any Holder or other Person, the total number of authorized shares of Perpetual Preferred Stock may, by resolution of the Board of Directors, hereafter be (i) reduced to a number that is not less than the number of shares of Perpetual Preferred Stock then outstanding; or (ii) increased, provided, that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of preferred stock of the Company. (c) Additional Perpetual Preferred Stock. After the Initial Issue Date, the Company may, without the consent of any Holder, but subject to the provisions of this Certificate of Designation (including Section 3(e)), (i) originally issue additional shares of Perpetual Preferred Stock with the same terms as the other shares of Perpetual Preferred Stock then outstanding (except, to the extent applicable, with respect to the date as of which Regular Dividends begin to accumulate on, the first Regular Dividend Payment Date for, and transfer restrictions applicable to, such additional shares of Perpetual Preferred Stock), which additional shares of Perpetual Preferred Stock will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, shares of Perpetual Preferred Stock; or (ii) resell any Perpetual Preferred Stock that the Company or any of its Subsidiaries has purchased or otherwise acquired; provided, however, that if any such additional or resold shares of Perpetual Preferred Stock are not fungible with other shares of Perpetual Preferred Stock then outstanding for purposes

13 of federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold shares of Perpetual Preferred Stock will be identified by a separate CUSIP number or by no CUSIP number. In addition, without the consent of any Holder, the Company may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, Dividend Parity Stock or Liquidation Parity Stock), provided that such class or series of stock is not Dividend Senior Stock or Liquidation Senior Stock. (d) Form, Dating and Denominations. (i) Form and Date of Certificates Representing Perpetual Preferred Stock. (1) Generally. Each certificate representing any Perpetual Preferred Stock will: (1) subject to Section 3(d)(i)(2) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(h) (and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary); and (3) be dated as of the date it is countersigned by the Transfer Agent. (2) Modifications to the Form of Certificates to Accommodate Issuance of Additional Perpetual Preferred Stock. Notwithstanding anything to the contrary in this Certificate of Designation, if any Perpetual Preferred Stock is originally issued after the Initial Issue Date pursuant to Section 3(c), then the certificate(s) representing such Perpetual Preferred Stock may contain deviations from the form set forth in Exhibit A that the Company in good faith determines are appropriate to permit the timely and orderly issuance thereof (including, for the avoidance of doubt, issuances on a daily basis pursuant to an “at-the-market” or similar program) and to accommodate any reasonable requirements of the Transfer Agent in connection therewith. (ii) Global Certificates; Physical Certificates. Except as otherwise provided in the applicable resolutions of the Board of Directors providing for the original issuance of any Perpetual Preferred Stock, such Perpetual Preferred Stock will be initially certificated and represented by one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(h)(i). (iii) Electronic Certificates; Interpretation. For purposes of interpreting this Certificate of Designation, (1) each Electronic Certificate will be deemed to include the text of, and to otherwise to be in, the form of Certificate set forth in Exhibit A (subject to Section 3(d)(i)(2)); (2) any legend, registration number or other notation that is required to be included on a Physical Certificate or Global Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this Certificate of Designation to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration (or delivery to the Transfer Agent of an instruction for the registration) of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) any requirement to deliver or surrender an Electronic Certificate to the Paying Agent for settlement in connection with a Repurchase Upon Fundamental

14 Change or Redemption will be deemed to be satisfied upon the satisfaction of all other requirements for such settlement; and (5) upon satisfaction of any applicable requirements of the NRS, the Articles of Incorporation and the Bylaws, and any related requirements of the Transfer Agent, in each case for the issuance of Perpetual Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent. (iv) No Bearer Certificates; Denominations. The Perpetual Preferred Stock will be issued only in registered form and only in whole numbers of shares. (v) Registration Numbers. Each certificate representing any share(s) of Perpetual Preferred Stock will bear a unique registration number that is not affixed to any other certificate representing any other outstanding share of Perpetual Preferred Stock. (e) Execution, Countersignature and Delivery. (i) Due Execution by the Company. Subject to Section 3(d)(iii), at least two (2) duly authorized Officers will sign each certificate representing any Perpetual Preferred Stock on behalf of the Company by manual or facsimile signature. For the avoidance of doubt, facsimile signatures will include electronic signatures. The validity of any Perpetual Preferred Stock will not be affected by the failure of any Officer whose signature is on any certificate representing such Perpetual Preferred Stock to hold, at the time such certificate is countersigned by the Transfer Agent, the same or any other office at the Company. (ii) Countersignature by Transfer Agent. Subject to Section 3(d)(iii), (1) no certificate representing Perpetual Preferred Stock will be valid until it is countersigned by the Transfer Agent; and (2) each such certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such certificate. (f) Method of Payment; Delay When Payment Date is Not a Business Day. (i) Method of Payment. (1) Global Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Preferred Stock represented by a Global Certificate by wire transfer of immediately available funds. (2) Physical Certificates. The Company will pay (or cause a Paying Agent to pay) all declared cash Regular Dividends or other cash amounts due on any Perpetual Preferred Stock represented by a Physical Certificate as follows: (A) if the aggregate Stated Amount of the Perpetual Preferred Stock represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Perpetual Preferred Stock entitled to such cash Regular Dividend or amount has delivered to the

15 Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (B) in all other cases, by check mailed to the address of such Holder set forth in the Register. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Perpetual Preferred Stock, the immediately preceding Regular Record Date (provided that a Holder may submit a single written request for all Regular Record Dates during a Monthly Dividend Period); and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due. (ii) Delay of Payment When Payment Date Is Not a Business Day. If the due date for a payment on any Perpetual Preferred Stock as provided in this Certificate of Designation is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designation, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.” (g) Transfer Agent, Registrar and Paying Agent. (i) Generally. The Company will maintain (1) an office or agency in the continental United States where Perpetual Preferred Stock may be presented for registration of transfer or for exchange (the “Registrar”); and (2) an office or agency in the continental United States where Perpetual Preferred Stock may be presented for payment (the “Paying Agent”). If the Company fails to maintain a Registrar or Paying Agent, then the Transfer Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar or Paying Agent. Notwithstanding anything to the contrary in this Section 3(g)(i) or in Section 3(g)(iii), each of the Transfer Agent, Registrar and Paying Agent with respect to any Perpetual Preferred Stock represented by a Global Certificate must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures. (ii) Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Perpetual Preferred Stock held by each Holder and the transfer, exchange, repurchase and Redemption of the Perpetual Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The

16 Register will be in written form or in any form capable of being converted into written form reasonably promptly. (iii) Co-Agents; Company’s Right to Appoint Successor Transfer Agent, Registrar and Paying Agent. The Company may appoint one or more co-Registrars and co- Paying Agents, each of whom will be deemed to be a Registrar or Paying Agent, as applicable, under this Certificate of Designation. Subject to Section 3(g)(i), the Company may change the Transfer Agent or any Registrar or Paying Agent (including appointing itself or any of its Subsidiaries to act as a Registrar or Paying Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Transfer Agent under this Certificate of Designation until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Share Agent or co-Share Agent. (iv) Initial Appointments. The Company appoints VStock Transfer, LLC, as the initial Transfer Agent, the initial Paying Agent and the initial Registrar. (v) Duties When the Company or Its Subsidiary Acts as Paying Agent. If the Company or any of its Subsidiaries acts as Paying Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent; and (2) references in this Certificate of Designation to the Paying Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, in each case for payment or delivery to any Holders or with respect to the Perpetual Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively. (h) Legends. (i) Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designation, required by the Depositary for such Global Certificate). (ii) Other Legends. The certificate(s) representing any Perpetual Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designation, as may be required by applicable law (including the NRS) or by any securities exchange or automated quotation system on which such Perpetual Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate based on the advice of nationally recognized outside counsel. (iii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Perpetual Preferred Stock represented by a certificate bearing any legend required by this Section 3(h) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend. (i) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions. (i) Provisions Applicable to All Transfers and Exchanges.

17 (1) Generally. Subject to this Section 3(i), Perpetual Preferred Stock represented by a Physical Certificate, and beneficial interests in Perpetual Preferred Stock represented by Global Certificates, may be transferred or exchanged from time to time and, in the case of a Physical Certificate, the Company will cause the Registrar to record each such transfer or exchange in the Register. (2) No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer or exchange of any Perpetual Preferred Stock, but the Company, the Transfer Agent and the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Perpetual Preferred Stock, other than exchanges pursuant to Section 3(j) or Section 3(r) not involving any transfer. (3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designation, all transfers or exchanges of Perpetual Preferred Stock must be in an amount representing a whole number of shares of Perpetual Preferred Stock, and no fractional share of Perpetual Preferred Stock may be transferred or exchanged. (4) Legends. Each certificate representing any share of Perpetual Preferred Stock that is issued upon transfer of, or in exchange for, another share of Perpetual Preferred Stock will bear each legend, if any, required by Section 3(h). (5) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Perpetual Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable after the date of such satisfaction. (ii) Transfers and Exchanges of Perpetual Preferred Stock Represented by Global Certificates. (1) Subject to the immediately following sentence, no Perpetual Preferred Stock represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Perpetual Preferred Stock represented by a Global Certificate may be transferred to, or exchanged for, Perpetual Preferred Stock represented by one or more Physical Certificates; provided, however, that a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if: (A) (x) the Depositary notifies the Company or the Transfer Agent that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case,

18 the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or (B) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Perpetual Preferred Stock represented by one or more Physical Certificates at the request of the owner of such beneficial interest. (2) Upon satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any Perpetual Preferred Stock represented by a Global Certificate: (A) the Company will cause the Registrar to reflect any resulting decrease of the number of shares of Perpetual Preferred Stock represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero shares of Perpetual Preferred Stock, then the Company may (but is not required to) instruct the Transfer Agent to cancel such Global Certificate pursuant to Section 3(n)); (B) if required to effect such transfer or exchange, then the Company will cause the Registrar to reflect any resulting increase of the number of shares of Perpetual Preferred Stock represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate; (C) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new Global Certificate bearing each legend, if any, required by Section 3(h); and (D) if the Perpetual Preferred Stock represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Perpetual Preferred Stock represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(h). (3) Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

19 (iii) Transfers and Exchanges of Perpetual Preferred Stock Represented by Physical Certificates. (1) Subject to this Section 3(i), a Holder of any Perpetual Preferred Stock represented by a Physical Certificate may (x) transfer any whole number of shares of such Perpetual Preferred Stock to one or more other Person(s); (y) exchange any whole number of shares of such Perpetual Preferred Stock for an equal number of shares of Perpetual Preferred Stock represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, transfer any whole number of shares of such Perpetual Preferred Stock in exchange for a beneficial interest in the same number of shares of Perpetual Preferred Stock represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Certificate representing the Perpetual Preferred Stock to be transferred or exchanged to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar. (2) Upon the satisfaction of the requirements of this Certificate of Designation to effect a transfer or exchange of any whole number of shares of a Holder’s Perpetual Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(iii)(2)): (A) such old Physical Certificate will be promptly cancelled pursuant to Section 3(n); (B) if only part of the Perpetual Preferred Stock represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h); (C) in the case of a transfer: (I) to the Depositary or a nominee thereof that will hold its interest in the shares of Perpetual Preferred Stock to be so transferred in the form of one or more Global Certificates, the Company will cause the Registrar to reflect an increase in the number of shares of Perpetual Preferred Stock represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of

20 such Global Certificate(s), which increase(s) are each in whole numbers of shares of Perpetual Preferred Stock and aggregate to the total number of shares of Perpetual Preferred Stock to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(h); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(h) then exist, because any such increase will result in any Global Certificate representing a number of shares of Perpetual Preferred Stock exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Global Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(h); and (II) to a transferee whose shares of Perpetual Preferred Stock to be so transferred will be represented by one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(h); and (D) in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(h). (iv) Transfers of Shares Subject to Redemption. Notwithstanding anything to the contrary in this Certificate of Designation, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Perpetual Preferred Stock that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due.

21 (j) Exchange and Cancellation of Perpetual Preferred Stock to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. (i) Cancellation of Perpetual Preferred Stock Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. (1) Physical Certificates. If a Holder’s Perpetual Preferred Stock represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(j)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(j)(i)(1)) is to be repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Perpetual Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p) and the time such old Physical Certificate is surrendered for such repurchase, (A) such old Physical Certificate will be cancelled pursuant to Section 3(n); and (B) in the case of a repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), one or more Physical Certificates that (x) each represent a whole number of shares of Perpetual Preferred Stock and, in the aggregate, represent a total number of shares of Perpetual Preferred Stock equal to the number of shares of Perpetual Preferred Stock represented by such old Physical Certificate that are not to be repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(h). (2) Global Certificates. If a Holder’s Perpetual Preferred Stock represented by a Global Certificate (or any portion thereof) is to be repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Perpetual Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p), the Company will cause the Registrar to reflect a decrease of the number of shares of Perpetual Preferred Stock represented by such Global Certificate in an amount equal to the number of shares of Perpetual Preferred Stock represented by such Global Certificate that are to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of shares represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(n)). (k) Status of Retired Shares. Upon any share of Perpetual Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to hereby be restored to the status of an authorized and unissued share of preferred stock of the Company. (l) Replacement Certificates. If a Holder of any Perpetual Preferred Stock claims that the certificate(s) representing such Perpetual Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a replacement certificate representing such Perpetual Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated certificate, or upon delivery to the Company or the Transfer Agent of evidence

22 of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken certificate representing any Perpetual Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such certificate is replaced. Every replacement Perpetual Preferred Stock issued pursuant to this Section 3(l) will, upon such replacement, be deemed to be outstanding Perpetual Preferred Stock, entitled to all of the benefits of this Certificate of Designation equally and ratably with all other Perpetual Preferred Stock then outstanding. (m) Registered Holders; Certain Rights with Respect to Global Certificates. Only the Holder of any Perpetual Preferred Stock will have rights under this Certificate of Designation as the owner of such Perpetual Preferred Stock. Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Certificate of Designation with respect to the Perpetual Preferred Stock represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Transfer Agent as its custodian, and the Company and the Share Agents, and their respective agents, may treat the Depositary as the absolute owner of the Perpetual Preferred Stock represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Perpetual Preferred Stock represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Perpetual Preferred Stock through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Perpetual Preferred Stock represented by such Global Certificate under this Certificate of Designation; and (ii) the Company and the Share Agents, and their respective agents, will use commercially reasonable efforts to give effect to any written certification, proxy or other authorization furnished by the Depositary. (n) Cancellation. The Company may at any time deliver certificates representing Perpetual Preferred Stock to the Transfer Agent for cancellation. The Registrar and the Paying Agent will forward to the Transfer Agent any certificates representing each share of Perpetual Preferred Stock duly surrendered to them for cancellation. The Company will cause the Transfer Agent to promptly cancel all certificates representing shares of Perpetual Preferred Stock so surrendered to it in accordance with its customary procedures. (o) Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(p) and 3(q), in determining whether the Holders of the required number of outstanding shares of Perpetual Preferred Stock (and, if applicable, Voting Parity Stock) have concurred in any direction, waiver or consent, or in determining whether the Holders of the required number of votes have voted to approve a matter (including by written consent), shares of Perpetual Preferred

23 Stock owned by the Company or any of its Affiliates will be deemed not to be outstanding and will be deemed not to have any voting power. (p) Outstanding Shares. (i) Generally. The shares of Perpetual Preferred Stock that are outstanding at any time will be deemed to be those shares of Perpetual Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Perpetual Preferred Stock (1) for which the certificates representing such shares have theretofore been (A) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(n); (B) assigned a number of outstanding shares of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Perpetual Preferred Stock; or (2) that have theretofore been (A) paid or settled in full upon their repurchase pursuant to a Repurchase Upon Fundamental Change or Redemption in accordance with this Certificate of Designation; or (B) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii) or (iii) of this Section 3(p). (ii) Replaced Certificates. If any certificate representing any share of Perpetual Preferred Stock is replaced pursuant to Section 3(l), then such certificate will cease to be outstanding at the time of such replacement. (iii) Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption. If, on a Fundamental Change Repurchase Date or Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price or Redemption Price, as applicable, due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price or Redemption Price, as applicable): (1) the Perpetual Preferred Stock to be repurchased pursuant to the related Repurchase Upon Fundamental Change or Redemption, as applicable, on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Perpetual Preferred Stock, as such, will terminate with respect to such Perpetual Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price or Redemption Price, as applicable, as provided in Section 7 or Section 8 (and, if applicable, declared Regular Dividends as provided in Section 5(d)). (q) Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(n), subject to applicable law, the Company or its Subsidiaries may directly or indirectly repurchase Perpetual Preferred Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders. (r) Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Articles of Incorporation or this Certificate of Designation changes the terms of any Perpetual Preferred Stock, then the Company may, in its discretion, require the Holder of the certificate representing such Perpetual Preferred Stock to deliver such certificate to the Transfer Agent so that the Transfer Agent may place an

24 appropriate notation prepared by the Company on such certificate and return such certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Perpetual Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(e), a new certificate representing such Perpetual Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new certificate representing any Perpetual Preferred Stock pursuant to this Section 3(r) will not impair or affect the validity of such amendment, supplement or waiver. (s) CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Perpetual Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number(s). Section 4. RANKING. The Perpetual Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock, if any has been authorized and issued, with respect to the payment of dividends; and (ii) Liquidation Senior Stock, if any has been authorized and issued, with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Section 5. REGULAR DIVIDENDS. (a) Generally. (i) Accumulation and Payment of Regular Dividends. The Perpetual Preferred Stock will accumulate cumulative dividends (“Regular Dividends”) at the rate per annum referred to below on the Stated Amount thereof (and, to the extent described in the fifth sentence of this Section 5(a)(i), on unpaid Regular Dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions of this Section 5, such Regular Dividends will be payable when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment, monthly (or, for the Monthly Dividend Period from June 16, 2026 to June 30, 2026, calculated on a pro rata basis, with such required Regular Dividend for such period equal to half a month of Regular Dividend Payments), on each Regular Dividend Payment Date to the Holders of record as of the Close of Business on the Regular Record Date immediately preceding the applicable Regular Dividend Payment Date; provided that any such payments shall be calculated for each Monthly Dividend Period and subdivided and paid on each Regular Dividend Payment Date in equally divided installments based on the number of Regular Dividend Payment Dates in each such Monthly Period (as determined by the Company at least one Business Day prior to such Monthly Period). The rate per annum at which Regular Dividends accumulate on the Perpetual Preferred Stock for any Monthly Dividend Period will be the Monthly Regular Dividend Rate Per Annum for such Monthly Dividend Period (with the period for June 16,

25 2026 to June 30, 2026 calculated on a semi-monthly basis). Subject to limited exceptions for the first Regular Dividend payment on any Perpetual Preferred Stock issued in an “at- the-market” or similar offering after the Initial Issue Date, Regular Dividends on the Perpetual Preferred Stock will accumulate from, and including, the calendar day after the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the calendar day after the Initial Issue Date (in the case of the Perpetual Preferred Stock issued on the Initial Issue Date) or as otherwise provided pursuant to Section 3(c) or in the certificate(s) representing the applicable Perpetual Preferred Stock (in the case of any other Perpetual Preferred Stock )) to, and including, the next Regular Dividend Payment Date. Declared Regular Dividends on the Perpetual Preferred Stock will be payable in the manner set forth in Section 5(e). Notwithstanding anything to the contrary herein, the Regular Dividend occurring on June 15, 2026 (the “June 15, 2026 Dividend”) for the period on and prior to June 15, 2026 will be calculated and paid and, to the extent applicable, accumulate, in the manner set forth in the Original Certificate of Designation, the applicable terms of which are incorporated herein by reference solely for purposes of the June 15, 2026 Dividend. If any accumulated Regular Dividend (or any portion thereof) on the Perpetual Preferred Stock is not paid on the applicable Regular Dividend Payment Date and remains unpaid on the first Monthly Dividend Compliance Date that is concurrent with or subsequent to the applicable Regular Dividend Payment (or, if such Monthly Dividend Compliance Date is not a Business Day, the next Business Day), then additional Regular Dividends (“Compounded Dividends”) will accumulate on the amount of such unpaid Regular Dividend for the benefit of the Holders of record as of the Close of Business on the Regular Record Date immediately preceding the applicable Regular Dividend Payment Date, compounded monthly at the monthly Compounded Dividend Rate (as defined below) from, and including, the calendar day after such Monthly Dividend Compliance Date to, but excluding, the date the same, including all Compounded Dividends thereon, is paid in full. The “Compounded Dividend Rate” applicable to any Regular Dividend that was due and unpaid on such Monthly Dividend Compliance Date (or, if such Monthly Dividend Compliance Date is not a Business Day, the next Business Day) will initially be a rate per annum equal to the Monthly Dividend Rate Per Annum plus twenty-five (25) basis points; provided, however, that until such Regular Dividend, together with Compounded Dividends thereon, is paid in full, such Compounded Dividend Rate will increase by twenty-five (25) basis points per month for each subsequent Monthly Dividend Period, up to a maximum rate of twenty percent (20%) per annum. Each reference in this Certificate of Designation to accumulated or unpaid Regular Dividends will include any Compounded Dividends that accumulate thereon pursuant to the previous sentence. For the avoidance of doubt, nothing in this Certificate of Designation will require the Company or the Board of Directors to declare and pay Regular Dividends, regardless of whether funds are legally available for their payment, and Regular Dividends, if any, will be paid when, as and if declared by the Board of Directors or any duly authorized committee thereof, in its sole and absolute discretion, out of funds legally available for their payment. If the number of Business Days in a Monthly Dividend Period is less than the number of Business Days as previously determined by the Company in respect of such Monthly Dividend Period as a result of a scheduled Business Day no longer being a Business Day during such Monthly Dividend Period, then the Company may elect to pay any Regular Dividend installment

26 previously scheduled for such day that was scheduled to be a Business Day but was not a Business Day on any subsequent Business Day by means of an increased payment amount or additional payment without penalty in respect of the delay, provided that this sentence shall not alleviate any obligations of the Company to pay Compounded Dividends if such payments are not made on or prior to applicable Monthly Dividend Compliance Date for such Monthly Dividend Period (or, if such Monthly Dividend Compliance Date is not a Business Day, the next Business Day). (ii) Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. (iii) Priority of the Application of Regular Dividend Payments to Arrearages. Each payment of declared Regular Dividends on the Perpetual Preferred Stock will be applied to the earliest Monthly Dividend Period for which Regular Dividends have not yet been paid. (b) Notice of Deferral. If the Company fails to declare a Regular Dividend on or prior to a given Regular Record Date and such Regular Dividend remains unpaid prior to the Monthly Dividend Compliance Date on or following the applicable Regular Dividend Payment Date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, the Company shall use its commercially reasonable efforts over the sixty (60)-day period following such Monthly Dividend Compliance Date to sell Class A Common Stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable Regular Dividend Payment Date, plus Compounded Dividends thereon, on the next Deferred Regular Dividend Payment Date. Payment of any declared Regular Dividend on such Deferred Regular Dividend Payment Date will be made, if at all, to the preferred stockholders of record as of the Close of Business on the Deferred Regular Record Date immediately preceding such Deferred Regular Dividend Payment Date. If the Company fails to pay in full such Regular Dividend, plus Compounded Dividends thereon, in cash by the applicable Deferred Regular Dividend Payment Date, such failure shall constitute a failure to declare and pay Regular Dividends for purposes of determining whether a Regular Dividend Non-Payment Event has occurred with respect to the right to appoint directors as described in Section 9(a) below; provided, however, if the Company pays such Regular Dividend, plus Compounded Dividends thereon, on such Deferred Regular Dividend Payment Date in the manner set forth in this Section 5(b), then the related delay in payment shall be deemed not to constitute a failure to declare or pay Regular Dividends for purposes of the definition of Regular Dividend Non-Payment Event. (c) Method of Payment. Each declared Regular Dividend on the Perpetual Preferred Stock will be paid in cash. (d) Treatment of Regular Dividends Upon Repurchase Upon Fundamental Change or Redemption. If the Fundamental Change Repurchase Date or Redemption Date of any share of Perpetual Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption is after a Regular Record Date for a declared Regular Dividend on the Perpetual Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such

27 repurchase or redemption, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share. Except as provided in the preceding paragraph, Regular Dividends on any share of Perpetual Preferred Stock will cease to accumulate after the Fundamental Change Repurchase Date or Redemption Date, as applicable, for such share. (e) Priority of Dividends; Limitation on Junior and Parity Payments; No Participation Rights. (i) Generally. Except as provided in Sections 5(e)(iii) and 5(e)(iv), this Certificate of Designation will not prohibit or restrict the Company or the Board of Directors from declaring or paying any dividend or other distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of the Company’s stock, and, unless such dividend or other distribution is declared on the Perpetual Preferred Stock, the Perpetual Preferred Stock will not be entitled to participate in such dividend or other distribution. (ii) Construction. For purposes of Sections 5(e)(iii) and 5(e)(iv), a Regular Dividend on the Perpetual Preferred Stock will be deemed to have been paid if such Regular Dividend is declared and consideration in kind and amount that is sufficient, in accordance with this Certificate of Designation, to pay such Regular Dividend is set aside for the benefit of the Holders entitled thereto. (iii) Limitation on Dividends on Parity Stock. If less than all accumulated and unpaid Regular Dividends on the outstanding Perpetual Preferred Stock have been declared and paid as of any Monthly Dividend Compliance Date, then, until and unless all accumulated and unpaid Regular Dividends on the outstanding Perpetual Preferred Stock have been paid, no dividends may be declared or paid on any class or series of Dividend Parity Stock unless Regular Dividends are simultaneously declared on the Perpetual Preferred Stock on a pro rata basis, such that (A) the ratio of (x) the dollar amount of Regular Dividends so declared per share of Perpetual Preferred Stock to (y) the dollar amount of the total accumulated and unpaid Regular Dividends per share of Perpetual Preferred Stock immediately before the payment of such Regular Dividend is no less than (B) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of Dividend Parity Stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of Dividend Parity Stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of Dividend Parity Stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof). (iv) Limitation on Certain Payments. Subject to the next sentence, if any Perpetual Preferred Stock is outstanding, then no dividends or other distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any Junior Stock, and neither the Company nor any of its Subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other

28 property, or any combination of the foregoing) any Junior Stock or Dividend Parity Stock, in each case unless all accumulated Regular Dividends, if any, on the Perpetual Preferred Stock then outstanding for all prior completed Monthly Dividend Periods, if any, have been paid in full. Notwithstanding anything to the contrary in the preceding sentence, the restrictions set forth in the preceding sentence will not apply to the following: (1) dividends and other distributions on Junior Stock that are payable solely in shares of Junior Stock, together with cash in lieu of any fractional share; (2) the purchase of any Junior Stock or Dividend Parity Stock solely with the proceeds of a substantially simultaneous sale of other Junior Stock; (3) purchases, redemptions or other acquisitions of Junior Stock in connection with the administration of any benefit or other incentive plan of the Company (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of Junior Stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to this Section 5(e)(iv)(3) only to the extent the number of shares of Junior Stock so repurchased does not exceed the related Number of Incremental Diluted Shares; (4) purchases, or other payments in lieu of the issuance, of any fractional share of Junior Stock in connection with the conversion, exercise or exchange of such Junior Stock or of any securities convertible into, or exercisable or exchangeable for, Junior Stock; (5) purchases, or other payments in lieu of the issuance, of any fractional share of Dividend Parity Stock in connection with the conversion, exercise or exchange of such Dividend Parity Stock or of any securities convertible into, or exercisable or exchangeable for, Dividend Parity Stock; (6) (x) dividends and other distributions of Junior Stock, or rights to acquire Junior Stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan; (7) purchases of Junior Stock or Dividend Parity Stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding Monthly Dividend Compliance Date and such purchases, if effected immediately before such Monthly

29 Dividend Compliance Date, would not have been prohibited by the first sentence of this Section 5(e)(iv); (8) the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by the Company or any of its Subsidiaries, of any debt securities that are convertible into, or exchangeable for, Class A Common Stock (or into or for any combination of cash and Class A Common Stock based on the value of the Class A Common Stock) or Class B Common Stock (or into or for any combination of cash and Class B Common Stock based on the value of the Class B Common Stock), provided such transactions are on customary terms and were entered into either (x) before the Initial Issue Date or (y) in compliance with the first sentence of this Section 5(e)(iv); (9) the acquisition, by the Company or any of its Subsidiaries, of record ownership of any Junior Stock or Dividend Parity Stock solely on behalf of Persons (other than the Company or any of its Subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of the Company’s acquisition of another Person that was, immediately before such acquisition, the record or beneficial owner of such Junior Stock or Dividend Parity Stock as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition); (10) the exchange, conversion or reclassification of Dividend Parity Stock solely for or into Junior Stock or other Dividend Parity Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and (11) the exchange, conversion or reclassification of Junior Stock solely for or into other Junior Stock, together with the payment, in connection therewith, of cash in lieu of any fractional share. For the avoidance of doubt, this Section 5(e)(iv) will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any Capital Stock. Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. (a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors, each share of Perpetual Preferred Stock will entitle the Holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock: (i) the Liquidation Preference per share of Perpetual Preferred Stock as of the Business Day immediately before the date of such payment; and

30 (ii) all accumulated and unpaid Regular Dividends (plus Compounded Dividends thereon), if any, that will have accumulated on such share to, and including, the date of such payment. Upon payment of such amount in full on the outstanding Perpetual Preferred Stock, Holders of the Perpetual Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Perpetual Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Perpetual Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. (b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Perpetual Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing. Section 7. RIGHT OF THE COMPANY TO REDEEM THE PERPETUAL PREFERRED STOCK. (a) Optional Redemption. Subject to the terms of this Certificate of Designation, the Company has the right, at its election, to redeem all, or any whole number of, shares of the issued and outstanding Perpetual Preferred Stock, at any time, and from time to time, on a Redemption Date on or after the first date on which the Perpetual Preferred Stock is listed on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors) for a cash purchase price equal to the Redemption Price; provided, however, that the Company will not redeem less than all of the outstanding shares of the Perpetual Preferred Stock for Redemption unless at least fifty million dollars ($50.0 million) aggregate Stated Amount of Perpetual Preferred Stock is outstanding and not called for Redemption as of the time the Company provides the related Redemption Notice (the “Optional Redemption”). If less than all Perpetual Preferred Stock then outstanding are called for Optional Redemption, then the Perpetual Preferred Stock to be redeemed will be selected by the Company as follows: (i) in the case of Perpetual Preferred Stock represented by Global Certificate(s), in accordance with the Depositary Procedures; and (ii) in the case of Perpetual Preferred Stock represented by Physical Certificates, pro rata, by lot or by such other method the Company considers fair and appropriate. (b) Clean-Up Redemption. Subject to the terms of this Certificate of Designation, the Company has the right, at its election, to redeem all, but not less than all, of the outstanding Perpetual Preferred Stock, for a cash purchase price equal to the Redemption Price, at any time if the total number of shares of Perpetual Preferred Stock then outstanding is less than twenty-five

31 percent (25%) of the total number of shares of the Perpetual Preferred Stock originally issued on the Initial Issue Date and in any future offering of the Perpetual Preferred Stock, taken together (the “Clean-Up Redemption”). (c) Tax Redemption. Subject to the terms of this Certificate of Designation, the Company has the right, at its election, to redeem all, and not less than all, of the Perpetual Preferred Stock, at any time, for a cash purchase price equal to the Redemption Price, if a Tax Event occurs (the “Tax Redemption”). (d) Redemption Price. The Redemption Price per share of Perpetual Preferred Stock called for either Optional Redemption, Clean-Up Redemption or Tax Redemption will be an amount equal to (1) either (A) in the case of an Optional Redemption, one hundred ten dollars ($110.00) (or such higher amount as may be chosen in the Company’s sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant Redemption Notice); or (B) in the case of a Clean-Up Redemption or Tax Redemption, the Liquidation Preference of such share as of the Business Day before the date the Company provides the related Redemption Notice, plus, in each case, (2) accumulated and unpaid Regular Dividends (plus, if applicable, Compounded Dividends thereon) on such share to, and including, the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Preferred Stock and on or before the next Regular Dividend Payment Date, then (x) the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (y) the amount referred to in clause (2) hereof will instead be the excess, if any, of (I) the accumulated and unpaid Regular Dividends on such share to, and including, such Redemption Date over (II) the amount of such declared Regular Dividend on such share. (e) Redemption Date. The Redemption Date will be a Business Day of the Company’s choosing that is no more than sixty (60) calendar days, nor less than three (3) Business Days, after the Redemption Notice Date. In the case of an Optional Redemption, the Redemption Date must be on or after the first date on which the Perpetual Preferred Stock is listed on any of The Nasdaq Global Market, The Nasdaq Global Select Market or The New York Stock Exchange (or any of their respective successors). (f) Redemption Notice. To exercise the Company’s right to redeem the Perpetual Preferred Stock pursuant to a Redemption, the Company must provide notice of such Redemption to each Holder (the “Redemption Notice”). Such Redemption Notice must state: (i) that the Company has exercised its right to call all, or any whole number of shares, as applicable, of the outstanding Perpetual Preferred Stock for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designation; (ii) the Redemption Date;

32 (iii) a brief description of the manner in which the Redemption Price will be calculated; (iv) if the Redemption Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(d); (v) the name and address of the Paying Agent and the Transfer Agent; and (vi) the CUSIP and ISIN numbers, if any, of the Perpetual Preferred Stock. (g) Repurchases or Other Acquisitions Other Than by Redemption Not Affected. For the avoidance of doubt, nothing in this Section 7 will limit or otherwise apply to any repurchase or other acquisition, by the Company or its Affiliates, or any other Person, of any Perpetual Preferred Stock not by Redemption (including in open market transactions, private or public tender or exchange offers or otherwise). Section 8. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE PERPETUAL PREFERRED STOCK UPON A FUNDAMENTAL CHANGE. (a) Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase some or all of such Holder’s Perpetual Preferred Stock on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Certificate of Designation, in no event will any Holder be entitled to exercise its Fundamental Change Repurchase Right in respect of a number of shares of Perpetual Preferred Stock that is not a whole number. (b) Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, (i) the Company will not be obligated to pay the Fundamental Change Repurchase Price of any shares of Perpetual Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Perpetual Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then (1) the Company will pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of whole shares of Perpetual Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) the Company will cause all such shares as to which the Fundamental Change Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has sufficient funds legally available to fully pay the maximum

33 aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Perpetual Preferred Stock then outstanding. (c) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company provides the related Fundamental Change Notice pursuant to Section 8(e). (d) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for a share of Perpetual Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change will be an amount in cash equal to (i) the Stated Amount of such share plus (ii) accumulated and unpaid Regular Dividends on such share to, and including, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Preferred Stock and on or before the next Regular Dividend Payment Date, then (x) pursuant to Section 5(d), the Holder of such share at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share; and (y) the amount referred to in clause (ii) above will instead be the excess, if any, of (1) the accumulated and unpaid Regular Dividends on such share to, and including such Fundamental Change Repurchase Date over (2) the amount of such declared Regular Dividend on such share. (e) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will provide to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state: (i) briefly, the events causing such Fundamental Change; (ii) the effective date of such Fundamental Change; (iii) the procedures that a Holder must follow to require the Company to repurchase its Perpetual Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice; (iv) the Fundamental Change Repurchase Date for such Fundamental Change; (v) a brief description of the manner in which the Fundamental Change Repurchase Price will be calculated; (vi) if the Fundamental Change Repurchase Date is after a Regular Record Date for a declared Regular Dividend on the Perpetual Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(d); (vii) the name and address of the Paying Agent and the Transfer Agent;

34 (viii) that shares of Perpetual Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; (ix) that shares of Perpetual Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designation; and (x) the CUSIP and ISIN numbers, if any, of the Perpetual Preferred Stock. (f) Procedures to Exercise the Fundamental Change Repurchase Right. (i) Delivery of Fundamental Change Repurchase Notice and Shares of Perpetual Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Perpetual Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent: (1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and (2) certificates, if any, representing such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates) or a stock power for book-entry transfer (to the extent such share(s) are represented by one or more Global Certificates). (ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Preferred Stock must state: (1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s); (2) the number of shares of Perpetual Preferred Stock to be repurchased, which must be a whole number; and (3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s); provided, however, that if such share(s) are represented by one or more Global Certificates, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

35 (iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Perpetual Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state: (1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s); (2) the number of shares of Perpetual Preferred Stock to be withdrawn, which must be a whole number; and (3) the number of shares of Perpetual Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number; provided, however, that if such share(s) are represented by one or more Global Certificates, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)). If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Perpetual Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, any instructions for book-entry transfer to the Company or the Paying Agent of the applicable beneficial interest in such Global Certificate will be cancelled in accordance with the Depositary Procedures). (g) Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Perpetual Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) the Physical Certificate representing such share is delivered to the Paying Agent (in the case such share is represented by a Physical Certificate) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in the Global Certificate representing such share to be repurchased are complied with (in the case such share is represented by a Global Certificate). For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 8(d) on any share of Perpetual Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change will be paid pursuant to such proviso and Section 5(d). (h) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e- 4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable)

36 so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Certificate of Designation; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 8 conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a breach of such obligations. (i) Third Party May Conduct Repurchase Offer in Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Perpetual Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Perpetual Preferred Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Perpetual Preferred Stock. Section 9. VOTING RIGHTS. The Perpetual Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Articles of Incorporation or required by the NRS. (a) Right to Designate up to Two Preferred Stock Directors upon Regular Dividend Non-Payment Events. (i) Generally. If a Regular Dividend Non-Payment Event occurs, then, subject to the other provisions of this Section 9(a), if required under the Articles of Incorporation or the Bylaws in order to increase the size of the Board of Directors, the Company shall obtain Board of Directors and/or stockholders approval to amend the Articles of Incorporation or the Bylaws to increase the authorized number of the Company’s directors by one (1) (or, to the fullest extent permitted under the NRS and the Articles of Incorporation, the Company will cause the office of one director to be vacated), and the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one (1) director (such director, a “Preferred Stock Director”) to fill such vacant directorship at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose) and at each following annual meeting of the Company’s stockholders until such Regular Dividend Non-Payment Event has been cured, at which time such right will terminate with respect to the Perpetual Preferred Stock until and unless a subsequent Regular Dividend Non- Payment Event occurs; provided, however, that (1) as a condition (such condition, the “Director Qualification Requirement”) to the election of any such Preferred Stock Director, such election must not cause the Company to violate any rule of any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent; and (2) notwithstanding anything to the contrary, the Board of Directors will at no time include more than two (2) Preferred Stock Directors, regardless of how many classes of Voting Parity Stock (which term, solely for purposes of this sentence, includes the

37 Perpetual Preferred Stock) have rights that are then exercisable to elect any number of Preferred Stock Directors. Upon the termination of such right with respect to the Perpetual Preferred Stock and all other outstanding Voting Parity Stock, if any, the term of office of any person then serving as a Preferred Stock Director will immediately and automatically terminate (and, if the authorized number of the Company’s directors was increased by one (1) or two (2), as applicable, in connection with such Regular Dividend Non-Payment Event(s), then the authorized number of the Company’s directors will automatically decrease by one (1) or two (2), as applicable). A Preferred Stock Director will hold office until the Company’s next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as provided above in this Section 9(a)(i); provided, however, that if (1) a class or series of Voting Parity Stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding; (2) such voting rights become exercisable at a time when a Preferred Stock Director holds office with respect to the Perpetual Preferred Stock; and (3) a special meeting of the Company’s stockholders is called for the purpose of electing a director pursuant to such voting rights, then (x) Holders of the Perpetual Preferred Stock will be entitled to vote, as a single class with the holders of such class or series of Voting Parity Stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such Preferred Stock Director of the Perpetual Preferred Stock will terminate upon the election, at such special meeting, of the new director(s). For the avoidance of doubt, the compensation, if any, payable to any Preferred Stock Director will be at the Company’s sole and absolute discretion, subject to any applicable provisions of the NRS. (ii) Removal and Vacancies of a Preferred Stock Director. (1) Removal. At any time, a Preferred Stock Director may be removed with cause by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least two-thirds of the combined voting power of the Perpetual Preferred Stock and such Voting Parity Stock. (2) Filling Vacancies. During the continuance of a Regular Dividend Non-Payment Event, a vacancy in the office of a Preferred Stock Director (other than a vacancy before the initial election of the Preferred Stock Director in connection with such Regular Dividend Non-Payment Event) may be filled, subject to the Director Qualification Requirement, by the affirmative vote of the Holders, voting together as a single class with the holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the Perpetual Preferred Stock and such Voting Parity Stock. (iii) The Right to Call a Special Meeting to Elect a Preferred Stock Director. During the continuance of a Regular Dividend Non-Payment Event, the Holders, and

38 holders of each class or series of Voting Parity Stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least twenty-five percent (25%) of the combined voting power of the Perpetual Preferred Stock and such Voting Parity Stock will have the right to call a special meeting of stockholders for the election of a Preferred Stock Director (including an election to fill any vacancy in the office of a Preferred Stock Director). Such right may be exercised by written notice, executed by such Holders and holders, as applicable, delivered to the Company at its principal executive offices (except that, in the case of any Global Certificate representing the Perpetual Preferred Stock or a global certificate representing such Voting Parity Stock, such notice must instead comply with the applicable Depositary Procedures). Notwithstanding anything to the contrary in this Section 9(a)(iii), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting. (b) Voting and Consent Rights with Respect to Specified Matters. (i) Generally. Subject to the other provisions of this Section 9(b), while any Perpetual Preferred Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the Perpetual Preferred Stock and such Voting Parity Stock, if any: (1) any amendment, modification or repeal of any provision of the Articles of Incorporation or this Certificate of Designation that materially adversely affects the special rights, preferences or voting powers of the Perpetual Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(b)(iii)); and (2) the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Perpetual Preferred Stock, in each case unless: (A) the Perpetual Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof; (B) the Perpetual Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as

39 determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Perpetual Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and (C) the issuer of the Perpetual Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designation and the Perpetual Preferred Stock; and (3) the creation or issuance, or increase in the authorized or issued number, of any Dividend Senior Stock or Liquidation Senior Stock; provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(b)(i)(2) will not require any vote or consent pursuant to Section 9(b)(i)(1); and (y) each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the Perpetual Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(b)(i)(2)(B)) and will not require any vote or consent pursuant to any of the preceding Section 9(b)(i)(1)Section 9(b)(i)(2) or Section 9(b)(i)(3): (I) any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock; (II) any increase in the number of authorized or issued shares of Perpetual Preferred Stock; and (III) the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, Dividend Junior Stock, Liquidation Junior Stock, Dividend Parity Stock or Liquidation Parity Stock), provided that such class or series of stock is not Dividend Senior Stock or Liquidation Senior Stock. (ii) Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(b)(i)(1), 9(b)(i)(2) or Section 9(b)(i)(3) would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Perpetual Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(b)(i)(1) above that materially adversely affects the special rights, preferences or voting powers of the Perpetual Preferred Stock

40 cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Perpetual Preferred Stock then outstanding. (iii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(b)(i)(1), the Company may amend, modify or repeal any of the terms of the Perpetual Preferred Stock without the vote or consent of any Holder to: (1) cure any ambiguity or correct any omission, defect, inaccuracy, error or inconsistency in this Certificate of Designation or the certificates representing the Perpetual Preferred Stock, including the filing of a certificate of correction pursuant to NRS 78.0295, or an amendment to this Certificate of Designation pursuant to NRS 78.1955, in connection therewith; (2) conform the provisions of this Certificate of Designation or the certificates representing the Perpetual Preferred Stock to the “Description of Perpetual Preferred Stock” section of the Company’s preliminary prospectus supplement, dated November 3, 2025, relating to the initial offering and sale of the Perpetual Preferred Stock, as supplemented by the related pricing term sheet dated November 5, 2025, and the Company’s Current Report on Form 8-K, to be filed with the SEC on or about the filing date of this Certificate of Designation; (3) provide for or confirm the issuance of additional Perpetual Preferred Stock pursuant to this Certificate of Designation; (4) provide for any transfer restrictions that apply to any shares of Perpetual Preferred Stock (other than the shares of Perpetual Preferred Stock issued on the Initial Issue Date and any shares of Perpetual Preferred Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or (5) make any other change to the Articles of Incorporation, this Certificate of Designation or the certificates representing the Perpetual Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith). For the avoidance of doubt, a temporary or permanent increase in the Redemption Price per share of Perpetual Preferred Stock to be redeemed, or a temporary or permanent elimination of the Company’s right to redeem any Perpetual Preferred Stock, pursuant to an Optional Redemption, a Clean-Up Redemption or a Tax Redemption will be deemed not to adversely affect the rights of any Holder as such.

41 (c) Procedures for Voting and Consents. (i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9. Such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of a Preferred Stock Director for election. Without limiting the foregoing, the Persons who exercised the right to call any special meeting of stockholders pursuant to Section 9(a)(iii) will, at their election, be entitled to specify one or more Preferred Stock Director nominees in the notice referred to in Section 9(a)(iii), if such special meeting is scheduled to include the election of any Preferred Stock Director (including an election to fill any vacancy in the office of any Preferred Stock Director). (ii) Voting Power of the Perpetual Preferred Stock and Voting Parity Stock. Each share of Perpetual Preferred Stock will be entitled to one vote on each matter on which the Holders of the Perpetual Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Perpetual Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Perpetual Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Perpetual Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent). (iii) Voting Standard for the Election of Preferred Stock Directors. At any meeting in which the Perpetual Preferred Stock (and, if applicable, any class or series of Voting Parity Stock) is entitled to elect any Preferred Stock Director (including to fill any vacancy in the office of any Preferred Stock Director), the presence, in person or by proxy (regardless of whether the proxy has the authority to vote on any matter), of Holders of Perpetual Preferred Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the Perpetual Preferred Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the Perpetual Preferred Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a Preferred Stock Director. (iv) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing

42 without a meeting or in person or by proxy at an annual meeting or a special meeting of stockholders. Section 10. NO PREEMPTIVE RIGHTS. Without limiting the rights of Holders set forth in this Certificate of Designation, the Perpetual Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities. Section 11. CALCULATIONS. (a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designation, the Company will be responsible for making all calculations called for under this Certificate of Designation or the Perpetual Preferred Stock, including determinations of the Monthly Regular Dividend Rate Per Annum, Monthly SOFR Per Annum, Last Reported Sale Prices, Liquidation Preference, Fundamental Change Repurchase Price, Redemption Price and accumulated Regular Dividends and Compounded Dividends on the Perpetual Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder or any beneficial owner of a share of Perpetual Preferred Stock upon written request. (b) Calculations Aggregated for Each Holder. The composition of the consideration due upon the payment of the Fundamental Change Repurchase Price or the Redemption Price for, and the payment on a Regular Dividend Payment Date of Regular Dividends on, the Perpetual Preferred Stock of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of shares of Perpetual Preferred Stock of such Holder to be repurchased (in the case of payment of the Fundamental Change Repurchase Price) or redeemed (in the case of payment of the Redemption Price), or held by such Holder as of the Close of Business on the related Regular Record Date (in the case of payment of such Regular Dividends), as applicable. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent. Section 12. NO SINKING FUND OBLIGATIONS. The Perpetual Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Perpetual Preferred Stock, except to the extent provided in Section 7. Section 13. NOTICES. The Company will provide all notices or communications to Holders pursuant to this Certificate of Designation in writing by electronic mail, first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; provided, however, that, in the case of Perpetual Preferred Stock represented by one or more Global Certificates, the Company is permitted to provide notices or communications to Holders pursuant to the Depositary Procedures, and notices and communications that the Company provides in this manner will be deemed to have been properly sent to such Holders in writing. In addition, notices of an adjusted Monthly Regular Dividend Rate Per Annum may be sent in the manner set forth in the definition of such term.

43 Section 14. NO OTHER RIGHTS. The Perpetual Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designation or the Articles of Incorporation. Section 15. EFFECT OF AMENDMENT. Subject to the final sentence of the first paragraph of Section 5(a)(i) (and any defined terms pertaining thereto), this Certificate of Designation amends and restates the Original Certificate of Designation effective from, and including, the Amendment and Restatement Effective Date; provided, however, that, except as otherwise contemplated or expressly provided by this Certificate of Designation, all matters relating to the Perpetual Preferred Stock in respect of any period before the Amendment and Restatement Effective Date (including, except as otherwise contemplated or expressly provided by this Certificate of Designation, in respect of the accumulation and payment of Regular Dividends) will be governed by the Original Certificate of Designation. [The Remainder of This Page Intentionally Left Blank]

B-1 EXHIBIT A FORM OF PERPETUAL PREFERRED STOCK [Insert Global Certificate Legend, if applicable] STRIVE, INC. Variable Rate Series A Perpetual Preferred Stock CUSIP No.: [ ] Certificate No. [ ] ISIN No.: [ ] Strive, Inc., a Nevada corporation (the “Company”), certifies that [Cede & Co.] is the registered owner of [[number of shares] shares]1 [the number of shares set forth in the attached Schedule of Exchanges of Interests in the Global Certificate]2 of the Company’s Variable Rate Series A Perpetual Preferred Stock (the “Perpetual Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Perpetual Preferred Stock are set forth in the Amended and Restated Certificate of Designation of the Company establishing the Perpetual Preferred Stock (as amended from time to time, the “Certificate of Designation”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designation. Additional terms of this Certificate are set forth on the other side of this Certificate. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows] 1 Insert bracketed language for Physical Certificate only. 2 Insert bracketed language for Global Certificate only.

A-2 IN WITNESS WHEREOF, Strive, Inc. has caused this instrument to be duly executed as of the date set forth below. STRIVE, INC. Date: By: Name: Title: Date: By: Name: Title:

A-3 TRANSFER AGENT’S COUNTERSIGNATURE [legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Perpetual Preferred Stock referred to in the within-mentioned Certificate of Designation. Date: By: Authorized Signatory

A-4 STRIVE, INC. Variable Rate Series A Perpetual Preferred Stock This Certificate represents duly authorized, issued and outstanding shares of Perpetual Preferred Stock. Certain terms of the Perpetual Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designation or the Articles of Incorporation, the provisions of the Certificate of Designation or the Articles of Incorporation, as applicable, will control. 1. Method of Payment. Cash amounts due on the Perpetual Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(f) of the Certificate of Designation. 2. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Perpetual Preferred Stock represented by this Certificate for all purposes, subject to Section 3(m) of the Certificate of Designation. 3. Denominations; Transfers and Exchanges. All shares of Perpetual Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designation, the Holder of the Perpetual Preferred Stock represented by this Certificate may transfer or exchange such Perpetual Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials. 4. Regular Dividends. Regular Dividends on the Perpetual Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 and Section 15 of the Certificate of Designation. 5. Liquidation Preference. The Liquidation Preference per share of Perpetual Preferred Stock of one hundred dollars ($100) per share of Perpetual Preferred Stock as of the Initial Issue Date is subject to adjustment, as set forth in the Certificate of Designation. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designation. 6. Right of Holders to Require the Company to Repurchase Perpetual Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Perpetual Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designation. 7. Right of the Company to Redeem the Perpetual Preferred Stock. The Company will have the right to redeem the Perpetual Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designation. 8. Voting Rights. Holders of the Perpetual Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designation.

A-5 9. Countersignature. This Certificate will not be valid until this Certificate is countersigned by the Transfer Agent in accordance with the Certificate of Designation. 10. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act). * * * To request a copy of the Certificate of Designation, which the Company will provide to any Holder at no charge, please send a written request to the following address: Strive 200 Crescent CT, Suite 1400 Dallas, Texas 75201 Attention: Chief Financial Officer

A-6 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE3 INITIAL NUMBER OF SHARES REPRESENTED BY THIS GLOBAL CERTIFICATE: [ ] The following exchanges, transfers or cancellations of this Global Certificate have been made: Date Amount of Increase (Decrease) in Number of Shares Represented by This Global Certificate Number of Shares Represented by This Global Certificate After Such Increase (Decrease) Signature of Authorized Signatory of Transfer Agent 3 Insert for Global Certificate only.

A-7 FUNDAMENTAL CHANGE REPURCHASE NOTICE STRIVE, INC. Variable Rate Series A Perpetual Preferred Stock Subject to the terms of the Certificate of Designation, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Perpetual Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):  all of the shares of Perpetual Preferred Stock  ___________4 shares of Perpetual Preferred Stock identified by CUSIP No. and Certificate No. . The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: (Authorized Signatory) 4 Must be a whole number.

A-8 ASSIGNMENT FORM STRIVE, INC. Variable Rate Series A Perpetual Preferred Stock Subject to the terms of the Certificate of Designation, the undersigned Holder of the Perpetual Preferred Stock identified below assigns (check one):  all of the shares of Perpetual Preferred Stock  ___________5 shares of Perpetual Preferred Stock identified by CUSIP No. ________ and Certificate No. _______, and all rights thereunder, to: Name: Address: Social security or tax id. #: and irrevocably appoints: as agent to transfer such Perpetual Preferred Stock on the books of the Company. The agent may substitute another to act for him/her. Date: __________________________ (Legal Name of Holder) By: __________________________________ Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: __________________________________ Authorized Signatory 5 Must be a whole number.

B-1 EXHIBIT B FORM OF GLOBAL CERTIFICATE LEGEND THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF RECORD OF THE PERPETUAL PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES. UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THE PERPETUAL PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE PERPETUAL PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(i) OF THE CERTIFICATE OF DESIGNATION HEREINAFTER REFERRED TO.